ISO No. __________

PERMA-FIXENVIRONMENTAL SERVICES, INC

2017 STOCK OPTION PLAN

INCENTIVE STOCK OPTION AGREEMENT

Participant Name: Ben Naccarato		Grant Date: January 17, 2019

Shares Subject to Options:	15,000	Vesting Schedule
Expiration Date:	January 17, 2025
Exercise Price:	$3.15	Exercise Dates	Percent Exercisable

		1/17	20% per year

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
2017 STOCK OPTION PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of the Grant Date set forth on the cover page of this Agreement (the “Cover Page”) between PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the “Company”), and the participant named on the Cover Page (the “Participant”). In consideration of the mutual covenants and conditions herein set forth and for good and valuable consideration, the Company and the Participant agree as follows:

1. Recitations. The Participant is an employee of the Company or a Subsidiary, and the Company believes that the Participant should be provided an inducement to continue the Participant’s employment with the Company and to advance the interests of the Company. Accordingly, the Company desires to provide the Participant with the opportunity to purchase certain shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), pursuant to the Company’s 2017 Stock Option Plan, adopted by the Board of Directors, and approved by the Company’s shareholders on July 27, 2017 (the “Plan”). A copy of the Plan has been delivered to the Participant, and the capitalized terms in this Agreement have the same meaning as set forth in the Plan, unless otherwise indicated.

2. Grant of Option. The Company hereby grants to Participant the option to purchase the shares of Common Stock set forth on the Cover Page (the “Option”). The purchase price for each share to be purchased under the Option will be the exercise price set forth on the Cover Page (the “Exercise Price”), subject to adjustment as provided in the Plan, which Exercise Price is the Fair Market Value of the shares of Common Stock as of the Grant Date. The Option is intended to qualify as an “incentive stock option” as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Vesting of Option. The Participant may exercise this Option for the shares of Common Stock, which become vested pursuant to this paragraph 3. The Option will vest 20% per year, beginning on the first anniversary date of the Grant Date as stated on the Cover Page. If Participant’s employment with the Company or any Subsidiary remains fulltime and continuous at all times prior to any Exercise Date set forth on the Cover Page, then the Option will be deemed vested and may be exercised for the purchase of all or part of the cumulative number of shares of Common Stock determined by multiplying the Shares Subject to Option set forth on the Cover Page by the designated percentage set forth on the Cover Page.

4. Exercise and Payment. The Option may not be exercised unless the Participant is a full-time employee of the Company or any Subsidiary at all times during the period commencing with the Grant Date and ending on the earlier of (a) the Expiration Date set forth on the Cover Page; (b) 12 months following the Participant’s termination of employment as a result of a Disability; (c) six months following the Participant’s termination of employment as a result of Retirement; and (d) three months following the Participant’s termination of employment as a result of Voluntary Termination or Layoff. If the Participant dies prior to the Expiration Date, the Option may be exercised by the personal representative or executor of the Participant’s estate or by a person who acquired the right to exercise by bequest, inheritance or by reason of the Participant’s death, as provided in the Plan.

4.1	Notice and Payment. The Option will be exercised by the Participant giving the Company written notice at the Company’s principal place of business setting forth the exact number of shares that the Participant is purchasing under the Option. This written notice will be accompanied by the payment to the Company of the full aggregate amount of the Exercise Price determined by multiplying the Exercise Price by the number of shares Participant desires to purchase (“Aggregate Exercise Price”). The form of written notice is attached as Exhibit “A” to this Agreement. The Participant agrees to comply with such other reasonable requirements as the Committee may establish.

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4.2	Method of Payment. Payment of the Aggregate Exercise Price may be made by the following:

(a)	cash or wire transfer equal to the Aggregate Exercise Price;

(b)	certified check or bank check equal to the Aggregate Exercise Price;

(c)	other shares of Company Common Stock owned by the Participant for at least six months prior to the date of exercise, provided such shares have a Fair Market Value on the date of exercise of the Stock Option equal to the Aggregate Exercise Price;

(d)	by requesting the Company to withhold such number of Shares then issuable upon exercise of the Option that have an aggregate Fair Market Value equal to the Aggregate Exercise Price; or

(e)	by a combination of the methods described above equal to the Aggregate Exercise Price.

No loan or advance will be made by the Company for the purpose of financing the purchase of shares under the Option.

4.3	Issuance of Shares. As soon as practicable after the Company receives notice and payment pursuant to this paragraph 4, the Company will cause one or more certificates for the shares purchased under the Option to be delivered to the Participant or the personal representative of a deceased Participant’s estate. If any law or regulation requires the Company to take any action with respect to the shares specified in such written notice before the issuance thereof, then the date of issuance of such shares will be extended for a period necessary to take such action.

5. Term of Option. The Option will terminate and become null and void at the close of business on the Expiration Date set forth on the cover page. Notwithstanding anything contained herein to the contrary, the Option may not be exercised after such Expiration Date.

6. Disqualifying Disposition of Stock. If the Participant makes a disposition of any shares of Common Stock covered by the Option within one year after the date of exercise of the Option or within two years after the date of grant of the Option, then the Participant will promptly deliver written notice to the President or Chief Financial Officer of the Company specifying (a) the date of such disposition, (b) the number of shares of Common Stock subject to the disposition, and (c) the amount of any consideration received on such disposition. The Company may make such provision as it deems appropriate for the withholding of any applicable federal, state or local taxes arising as a result of such disposition. For purposes of this paragraph 6, the term “disposition” has the meaning set forth in Section 424(c) of the Code and the related regulations.

7. Nontransferabilitv. The Option may not be transferred except by will or the laws of descent and distribution. Only the Participant may exercise the Option during the Participant’s lifetime. For purposes of this paragraph 7, the term “transfer” includes without limitation, any disposition, assignment, pledge, or hypothecation, whether by operation of law or otherwise. The Option will not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions of this Agreement, and the levy of any execution, attachment or similar process upon the Option, will be null and void and without effect.

8. Investment Representations. The Participant hereby represents, warrants, covenants, agrees and acknowledges the following: The Option will be exercised and shares of Common Stock issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom; the Participant will acquire shares of Common Stock under the Option for investment purposes only and with no present intention to resell or distribute the same; and upon request by the Company, the Participant will execute and deliver to the Company an agreement to the foregoing effect.

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9. Annual Limitation. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Option are exercisable for the first time by Participant during any calendar year under all of the Company’s plans exceeds $100,000, such excess Options will be treated as Nonqualified Stock Options under the terms of the Plan.

10. Rights as a Shareholder. Participant will have no rights as a shareholder with respect to any shares covered by this Agreement or the Option until the date of issuance of a stock certificate to Participant for such shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

11. Employment. As long as the Participant continues to be a full-time and continuous employee of the Company or any Subsidiary, the Option will not be effected by any change of duties or position. The Committee will determine whether a leave of absence or part-time employment will be considered a termination of employment with the Company or any Subsidiary within the meaning of the Plan. Nothing in the Plan or in this Agreement will confer upon the Participant any right to continue in the employ of the Company or any Subsidiary or will interfere in any way with the right of the Company or any Subsidiary to terminate the Participant’s employment at any time.

12. Governing Law; Binding Effect. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of law provisions. This Agreement will be binding upon the heirs, executors, administrators, and successors of the parties hereto.

13. Amendments. Subject to the terms of the Plan, the Board may amend any of the provisions of the Plan, and may at any time terminate the Plan. However, no amendment may be made to the Plan, which in any material respect impairs the rights of the Participant under this Agreement without the Participant’s consent.

14. Incorporation by Reference: Interpretation. The Option is granted pursuant to the Plan, the terms of which are incorporated herein by reference, and the Option and this Agreement will be interpreted in accordance with the Plan. The Committee will (a) construe and interpret the terms and provisions of the Plan and this Agreement, and (b) in its discretion make general and special rules and regulations for administering the Plan. The Committee’s construction, interpretation, rules, and regulations will be binding and conclusive upon all persons granted an Option.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

PERMA-FIX ENVIRONMENTAL SERVICES, INC, a Delaware corporation

By:	/s/Mark Duff
Name:	Mark Duff
Title:	President and CEO

(“Participant”)

/s/Ben Naccarato
(Signature)

Ben Naccarato
(Please Print Name)

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Exhibit “A”

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

2017 STOCK OPTION PLAN

NOTICE OF EXERCISE
OF INCENTIVE STOCK OPTION

Date:_________________________

Perma-Fix Environmental Services, Inc.

8302 Dunwoody Place #250

Atlanta, GA 30350

Re: ISO No.                     , dated.            20

Dear Sir:

Pursuant to paragraph 4 of the referenced Incentive Stock Option Agreement, the undersigned hereby exercises the related Incentive Stock Option for the purchase of ____________ shares of common stock of Perma-Fix Environmental Services, Inc. (the “Company”).

The undersigned is delivering to the Company in payment of the Aggregate Exercise Price, the following:

[ ]	cash or wire transfer representing the Aggregate Exercise Price;

[ ]	certified check or bank check representing the Aggregate Exercise Price;

[ ]	shares of Company common stock owned by the undersigned for at least six months prior to the date of this exercise that have a Fair Market Value (as defined in the Plan) on the date of this exercise equal to the Aggregate Exercise Price for the shares of common stock purchased by the exercise of this Option;

[ ]	by requesting the Company to withhold such number of shares of common stock issuable upon exercise of the Option that have a Fair Market Value equal to the Aggregate Exercise Price for the shares of common stock being purchased upon the exercise of this Option; or

[ ]	by a combination of the methods described above equal to the Aggregate Exercise Price, as follows:

Please issue in my name one certificate for the shares being purchased and deliver the certificate to me at the address set forth below.

Very truly yours,

(Please Sign)

Deliver to:

(Address)

Enclosure